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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the use of our reports dated July 19, 2000 with respect to the financial statements of York Financial Corp. for the years ended June 30, 2000 and 1999 included in the Annual Report (Form 10-K) of Waypoint Financial Corp. for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Baltimore, Maryland
April 6, 2001